Exhibit 10.15

Agreement No.: Design Capital-ZL-NT-011(2-R)

Contract for the Termination Agreement

Lessor: Guangzhou Design Capital Investment and Operation Co., Ltd. (hereinafter referred to as “Party A”)

Unified Social Credit Code: Registered Address: Huangbian North Road, Helong Street, Baiyun District, Guangzhou

Postal Code:

Contact Number:

Lessee: Softto Trading (Guangzhou) Co., Ltd. (hereinafter referred to as “Party B”)

Unified Social Credit Code: Registered Address: Room 1207, No. 152-2 Huangbian North Road, Baiyun District, Guangzhou

Postal Code:

Contact Number:

Whereas:

Softto Smart Brand Management Co., Ltd. and Party A entered into the “Guangzhou Office Lease Contract” (hereinafter referred to as the “Lease Contract”) and the “Supplementary Agreement for Guangzhou Design Capital Office Building” (hereinafter referred to as the “Supplementary Agreement”) in September 2024, regarding the lease of the property located at Room 1202 (partial) and Room 1203, No. 152-2 Huangbian North Road, Helong Street, Baiyun District, Guangzhou (hereinafter referred to as the “Leased Property”). In March 2025, Party A, Party B, and Softto Smart Brand Management Co., Ltd. signed the “Tripartite Agreement on the Transfer of Contractual Rights and Obligations” (hereinafter referred to as the “Tripartite Agreement”), whereby Softto Smart Brand Management Co., Ltd. transferred all its rights and obligations under the Lease Contract and the Supplementary Agreement to Party B, and Party B continued to lease the Leased Property as the lessee under the Lease Contract and the Supplementary Agreement.

Now, through mutual consultation, both parties have agreed to terminate the Lease Contract and the Supplementary Agreement and have reached the following agreement regarding the termination:

1. Both Party A and Party B agree to terminate the Lease Contract and the Supplementary Agreement on July 31, 2025. Both parties confirm that Party B shall promptly return the Leased Property to Party A in its current condition after the signing of this Agreement. Both parties have no objections to the handover process and content.

2. Both parties confirm that, as of the date of signing this Agreement, there are no other debts between them unless otherwise agreed upon.

3. After the termination of the Lease Contract and the Supplementary Agreement, unless otherwise agreed upon, the rights and obligations of both parties under the Lease Contract and the Supplementary Agreement shall cease. Party B issued the “Notice from Softto Trading (Guangzhou) Co., Ltd. Regarding the Deduction and Refund of Lease Security Deposit and Management Fee Security Deposit” to Party A on July 4, 2025, proposing to deduct the rent for July 2025 (RMB 69,460) from the lease security deposit (RMB 138,920). Party A agrees that the rent for July 2025 payable by Party B may be directly deducted from the lease security deposit, and Party B need not make an additional payment. After verifying that Party B has paid all rent and related fees stipulated in the Lease Contract and the Supplementary Agreement up to and including July 31, 2025, Party A agrees to refund the remaining lease security deposit of RMB 69,460 (in words: Renminbi Sixty-Nine Thousand Four Hundred Sixty Only) to Party B’s designated account within [3] days after the termination of the Lease Contract and the Supplementary Agreement, without interest. Party B’s designated account information is as follows:

Account Name: Softto Trading (Guangzhou) Co., Ltd.

Bank: China Merchants Bank, Guangzhou Science and Technology Park Branch

Account Number: xxxxxxxx

4. Both Party A and Party B undertake not to assert any rights over the aforementioned Leased Property.

5. Party B undertakes to promptly relocate its business license registration address in accordance with the Lease Contract and the Supplementary Agreement and complete the corresponding industrial and commercial registration change procedures.

6. Party B confirms that, after the signing of this Agreement, it shall not under any circumstances make any claims against Party A related to this Agreement, the Lease Contract, or the Supplementary Agreement, nor shall it hold Party A liable or assert any rights against Party A regarding the Leased Property.

7. Party A confirms that, as of the date of signing this Agreement, Party B has not committed any breach of contract and does not owe any debts to Party A. After the signing of this Agreement, Party A shall not make any claims against Party B.

8. The confidentiality obligations undertaken by either party regarding the other party’s commercial secrets learned during the performance of the Lease Contract and the Supplementary Agreement shall not be terminated upon the termination of the contract. If either party breaches this obligation, the breaching party shall compensate the non-breaching party for any losses incurred.

9. Matters not covered in this Agreement shall continue to be handled in accordance with the Lease Contract and the Supplementary Agreement. Any disputes arising during the performance of this Agreement shall be resolved through friendly negotiation. If negotiation fails, either party has the right to file a lawsuit with the Baiyun District People’s Court in Guangzhou.

10. This Agreement is made in quadruplicate, with Party A holding two copies and Party B holding two copies. It shall take effect upon affixation of seals and signatures by both parties.

(No text below, signature page of the Contract Termination Agreement)

Party A (Seal):

Legal Representative (Signature):

Party B (Seal):

Legal Representative (Signature):

Date of Signing: ________ Month ________ Day